UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 26, 2018

BERRY GLOBAL GROUP, INC.

(Exact name of registrant as specified in charter)

Delaware	1-35672	20-5234618
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 Oakley Street

Evansville, Indiana 47710

(Address of principal executive offices / Zip Code)

(812) 424-2904

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act.

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act.

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.        ☐

Item 1.01	Entry into a Material Definitive Agreement.

On January 26, 2018 Berry Global Group, Inc. (“Berry”), via its direct, wholly owned subsidiary, Berry Global, Inc. (the “BGI”), issued $500 million aggregate principal amount of 4.500% second priority senior secured notes due 2026 (the “Notes”) pursuant to an indenture, dated as of January 26, 2018, between BGI, Berry and certain of Berry’s subsidiaries as guarantors (the “Subsidiary Guarantors”, and together with Berry, the “Guarantors”), and U.S. Bank, National Association as trustee (the “Indenture”).

The Notes are senior obligations of BGI, have the benefit of the second priority security interest in the Second Priority Collateral described below and will mature on February 15, 2026. The Notes bear interest at a rate of 4.500% per annum, payable semiannually, in cash in arrears, on February 15 and August 15 of each year, commencing on August 15, 2018, to holders of record at the close of business on February 1 or August 1, as the case may be, immediately preceding the interest payment date.

On or after February 15, 2021, BGI may redeem the Notes at its option, in whole at any time or in part from time to time, upon not less than 30 nor more than 60 days’ prior notice mailed by first-class mail or sent electronically to each holder’s registered address, at the following redemption prices (expressed as a percentage of principal amount), plus accrued and unpaid interest and additional interest, if any, to, but not including, the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the twelve-month period commencing on February 15 of the years set forth below:

Period	Redemption Price
2021	102.250%
2022	101.125%
2023 and thereafter	100.000%

In addition, prior February 15, 2021, BGI may redeem the Notes at its option, in whole at any time or in part from time to time, upon not less than 30 nor more than 60 days’ prior notice mailed by first-class mail or sent electronically to each holder’s registered address, at a redemption price equal to 100% of the principal amount of the Notes redeemed plus the Applicable Premium (as defined in the Indenture) as of, and accrued and unpaid interest and additional interest, if any, to, the applicable redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date).

Notwithstanding the foregoing, at any time and from time to time on or prior to February 15, 2021, BGI may redeem in the aggregate up to 40% of the original aggregate principal amount of the Notes (calculated after giving effect to any issuance of additional Notes) with the net cash proceeds of one or more equity offerings by BGI or by any direct or indirect parent of BGI, in each case to the extent the net cash proceeds thereof are contributed to the common equity capital of BGI or used to purchase capital stock (other than Disqualified Stock as defined in the Indenture) of BGI from it, at a redemption price (expressed as a percentage of principal amount thereof) of 104.500%, plus accrued and unpaid interest to, but not including, the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided, however, that at least 60% of the original aggregate principal amount of the Notes (calculated after giving effect to any issuance of additional Notes) remain outstanding immediately after each such redemption; provided, further, that such redemption shall occur within 90 days after the date on which any such equity offering is consummated upon not less than 30 nor more than 60 days’ notice sent electronically or mailed to each holder of Notes being redeemed and otherwise in accordance with the procedures set forth in the Indenture.

Any redemption or notice described above may, at BGI’s discretion, be subject to one or more conditions precedent, including, but not limited to, completion of a related equity offering.

The Notes are fully and unconditionally guaranteed, jointly and severally, on a second priority senior secured basis, by the Subsidiary Guarantors. In addition, the Notes are fully and unconditionally guaranteed on a senior unsecured basis by Berry. Under certain circumstances, subsidiaries may be released from these guarantees without the consent of the holders of the Notes.

The Notes and the subsidiary guarantees thereof are unsubordinated obligations of BGI and the Subsidiary Guarantors, are secured by a second priority security interest in substantially all of the assets of BGI and its existing and future guarantor subsidiaries that secure its obligations under its senior secured credit facilities, subject to certain specified exceptions, and rank equally in right of payment to all existing and future unsubordinated indebtedness of BGI and each of the Subsidiary Guarantors that are subsidiaries of BGI. The right of holders of the Notes to receive proceeds of the collateral is contractually junior to the rights of holders of BGI’s obligations under its senior secured credit facilities, and is contractually equal to the rights of holders of BGI’s existing second priority senior secured notes

BGI may release the liens on the collateral securing the Notes if the aggregate principal amount outstanding of its other second priority notes and certain other indebtedness ranking on parity with the Notes, in each case, that is secured by liens on the collateral securing the Notes, is less than $250.0 million,

Upon the occurrence of certain changes of control of BGI, each holder of Notes will have the right to require BGI to repurchase all or any part of such holder’s Notes at a purchase price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of repurchase (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date).

The Indenture contains a number of restrictive covenants, including those relating to the ability of BGI to:

•	incur or guarantee additional indebtedness;
•	pay dividends and make other restricted payments;
•	create restrictions on the payment of dividends or other distributions to BGI from its restricted subsidiaries;
•	create or incur certain liens;
•	make certain investments;
•	engage in transactions with affiliates;
•	engage in sales of assets and subsidiary stock; and
•	transfer all or substantially all of BGI’s assets or enter into merger or consolidation transactions.

At BGI’s election, certain covenants will cease to apply to the Notes when the Notes have investment grade ratings from both Moody’s Investors Service, Inc. and Standard & Poor’s Ratings Group (the “Ratings Agencies”), provided that no default has occurred and is continuing. Similarly, the change of control repurchase requirement described above will be suspended with respect to the Notes during all periods when the Notes have investment grade ratings from both Ratings Agencies, provided that no default has occurred and is continuing.

Upon the occurrence of certain events of default specified in the Indenture, the principal of, premium, if any, interest and any other monetary obligations on all the then outstanding Notes may become due and payable immediately.

The foregoing description of the Notes and the Indenture governing the Notes is qualified in its entirety by reference to the actual text of the Indenture governing the Notes (including the forms of Notes included therein), which is filed herewith as Exhibit 4.1 and is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation.

The information set forth under Item 1.01 above is incorporated by reference into this Item 2.03.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
4.1

Indenture, by and between Berry Global, Inc., Berry Global Group, Inc., the subsidiaries of Berry Global, Inc. party thereto, and U.S. Bank National Association, as Trustee, relating to the 4.500% second priority senior secured notes due 2026, dated January 26, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BERRY GLOBAL GROUP, INC.
(Registrant)

Dated: January 29, 2018	By:	/s/ Jason K. Greene
		Name:	Jason K. Greene
		Title:	Executive Vice President, Chief Legal Officer and Secretary